Consent of Ernst & Young LLP, Independent Auditors

We consent to the use of our report dated March 26, 2020, in Pre-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-252144) of Symetra Life Insurance Company and related Prospectus of the Symetra Trek Plus annuity contract.

/s/ Ernst & Young LLP

Seattle, Washington
April 9, 2021